Exhibit 99.1
Two Harbors Investment Corp. to Target
Completion of a $250 Million RMBS Securitization in 2011
NEW YORK, May 18, 2011 — Two Harbors Investment Corp. (NYSE: TWO; NYSE Amex: TWO.WS) announced today that it has taken the first step toward setting up a securitization issuance program by partnering with Barclays Bank PLC to close on a $100 million mortgage loan warehouse facility, subject to future increase. The facility will be used to aggregate prime jumbo residential mortgage loans that the company will acquire from select mortgage loan originators with whom it has chosen to build strategic relationships, including those with a nationwide presence. Two Harbors is targeting a $250 million deal size for its initial securitization, with Barclays Capital acting as underwriter.
“This program is a natural expansion of our current business model and will serve to complement and enhance the Two Harbors’ MBS brand,” said Thomas Siering, Two Harbors’ President and Chief Executive Officer. “We believe we can create mortgage credit investments at attractive yields resulting from high-quality loan origination and securitization while further extending the runway for the non-Agency allocation in our portfolio. It is an exciting development in our ongoing mission to balance risk and reward in the mortgage sector for the benefit of our shareholders.”
About Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities. Two Harbors is headquartered in Minnetonka, Minnesota, and is externally managed and advised by PRCM Advisers, LLC, a wholly-owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “target,” “believe,” “will,” “create,” “project,” “anticipate,” “intend,” “plan,” “may,” “could,” “should,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include a failure or inability to acquire mortgage loans as planned, a failure or inability to securitize mortgage loans that are acquired, a failure or inability to build successful relationships with loan originators, changes in interest rates, the impact of new legislation or regulatory changes on our operations, and unanticipated changes in overall market and economic conditions.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
Additional Information
Stockholders and warrant holders of Two Harbors, and other interested persons, may find additional information regarding the company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., 601 Carlson Parkway, Suite 330, Minnetonka, MN 55305, telephone 612-238-3300.
Contacts
Investors: Anh Huynh, Investor Relations, Two Harbors Investment Corp., 212-364-3221.